UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Coca-Cola Europacific Partners plc
(Exact name of registrant as specified in its charter)

England and Wales
(State or other jurisdiction of incorporation or organization)

Pemberton House, Bakers Road, Uxbridge, United Kingdom
(Address of principal executive offices)
98-1267571
(I.R.S. Employer Identification No.)

UB8 1EZ
(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Ordinary shares, nominal value €0.01 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: Not applicable

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable

EXPLANATORY NOTE

Coca-Cola Europacific Partners plc (CCEP) is filing this Form 8-A with the Securities and Exchange Commission (the SEC) in connection with the transfer of the listing of its ordinary shares, nominal value €0.01 per share (the Ordinary Shares) from the New York Stock Exchange to The Nasdaq Stock Market LLC.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.
CCEP hereby incorporates by reference the description of the Ordinary Shares included in Exhibit 21 to CCEP’s Annual Report on Form 20-F, filed with the SEC on March 12, 2021 (Commission File Number 001-37791).

Item 2. Exhibits.
No exhibits are filed as a part of this registration statement on Form 8-A.
1http://www.sec.gov/Archives/edgar/data/0001650107/000165010721000022/exhibit22020.htm

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant)	Coca-Cola Europacific Partners plc

Date	September 10, 2021

By	/s/ Clare Wardle
Name	Clare Wardle
Title	General Counsel & Company Secretary

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